As filed with the Securities and Exchange Commission on January 27, 2011

Registration No. 333-171539

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4 to

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

BCD SEMICONDUCTOR MANUFACTURING LIMITED

(Exact name of Registrant as specified in its charter)

Cayman Islands	3674	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No. 1600, ZiXing Road

Shanghai ZiZhu Science-based Industrial Park

200241

People’s Republic of China

Attn: Chieh Chang

President and Chief Executive Officer

(+86-21) 2416-2266

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

National Corporate Research, Ltd.

10 East 40th Street, 10th Floor

New York, New York 10016

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carmen Chang, Esq. Richard A. Kline, Esq. Eva H. Wang, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300

Jorge del Calvo, Esq.

James J. Masetti, Esq.

Pillsbury Winthrop Shaw Pittman LLP

Suite 4201, Bund Center

222 Yan An Road East

Huangpu District, Shanghai 200002

People’s Republic of China

(+86-21) 6137-7999

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

Explanatory Note

This Amendment No. 4 to the Registration Statement on Form F-1 (File No. 333-171539) is solely to file Exhibits 5.1, 8.2, 8.3 and 99.1. Accordingly, a preliminary prospectus has been omitted.

Part II

Information Not Required in Prospectus

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy post offering, such as to provide indemnification against civil fraud or the consequences or committing a crime. Our articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own willful neglect or default.

Pursuant to the form of indemnification agreements filed as Exhibit 10.3 to this Registration Statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The form of Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Our securities that were sold by us within the past three years and not registered under the Securities Act of 1933 are described below. No underwriters were involved in the securities issuances described below.

Date of Issuance	Securities*	Aggregate Consideration (in millions of $)	Principal Purchasers
January 1, 2008—Present	options to purchase 9,990,120 ordinary shares(1)	N/A	certain officers directors, employees and consultants
January 1, 2008—Present	555,083 ordinary shares(2)	0.13	6 investors
January 1, 2008 to August 18, 2008	warrants to purchase 20,075 ordinary shares	N/A	certain former employees

*	Securities not publicly offered. The sales and issuances of the securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act, including in certain cases Regulation S promulgated thereunder or Rule 701 promulgated under Section 3(b) of the Securities Act. The recipients of securities in each such transaction represented to us their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in such transactions. All investors had adequate access, through their relationship with us, to information about us. Accordingly, the offering and issuance of such securities were not subject to the registration requirements of the Securities Act.
(1)	Issued pursuant to our Fifth Amended and Restated 2002 Share Plan.
(2)	Issued pursuant to the exercise of options to purchase ordinary shares.

Item 8. Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1*	Pre-IPO Memorandum and Articles of Association of the Registrant, as amended on November 29, 2007, January 29, 2008, February 4, 2009 and September 18, 2009
3.2*	Amendment to the Pre-IPO Articles of Association of the Registrant
3.3*	Form of Post-IPO Amended and Restated Memorandum and Articles of Association of the Registrant
4.1*	Registrant’s Form of American Depositary Receipt (included in Exhibit 4.3)
4.2*	Registrant’s Form of Certificate for Ordinary Shares
4.3*	Form of Deposit Agreement among the Registrant, the depositary and holder of the American Depositary Receipts
4.4*	Second Amended and Restated Investors’ Rights Agreement dated as of September 21, 2009 among the Registrant and the other parties thereto
4.5*	Form of Amended and Restated Warrant to Purchase Shares
4.6*	Form of Warrant to Purchase Ordinary Shares
5.1	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding the validity of the ordinary shares being registered
8.1*	Opinion of Wilson Sonsini Goodrich & Rosati Professional Corporation, U.S. counsel to the Registrant, regarding certain U.S. tax matters
8.2	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding certain Cayman Islands tax matters
8.3	Opinion of Commerce & Finance Law Offices, PRC counsel to the Registrant, regarding certain PRC tax maters
10.1*	Fifth Amended and Restated 2002 Share Plan and forms of agreement thereunder
10.2*	2010 Equity Incentive Plan and forms of agreement thereunder
10.3*	Form of Indemnification Agreement with the Registrant’s officers and directors
10.4*	State-owned Land Use Right Grant Contract with Shanghai Minhang District Real Estate Administration Bureau, and Land Requisition Agreement with Shanghai Minhang District Real Estate Administration Bureau and Shanghai Minhang District Zhuanqiao Town People’s Government, each dated February 15, 2006
10.5*	Summary English Translation of Investment Agreement dated August 2, 2010 by and among Shanghai ZiZhu Science-based Park Development Co., Ltd., BCD (Shanghai) Semiconductor Manufacturing Limited and BCD (Shanghai) Micro-Electronics Ltd.
10.6*

Summary English Translation of Maximum Credit Line Agreement dated August 2, 2010 by and between Shanghai SIM-BCD Semiconductor Manufacturing Co., Ltd. and Bank of Nanjing Shanghai Branch and Notary Certificate for Enforceable Documents Evidencing Credit issued by Shanghai Oriental Notary Public Office dated August 4, 2010

10.7*

Summary English Translation of Maximum Amount Mortgage Agreement dated August 2, 2010 by and between BCD (Shanghai) Micro-Electronics Ltd. and Bank of Nanjing Shanghai Branch and Notary Certificate for Enforceable Documents Evidencing Credit issued by Shanghai Oriental Notary Public Office dated August 4, 2010

10.8*	Summary English Translation of Factory Lease Agreement dated September 30, 2000 by and between Shanghai SIM-BCD Semiconductor Manufacturing Co., Ltd. and Shanghai SIMIC Electronics Co., Ltd.
10.9*	Summary English Translation of Factory Lease Agreement dated January 8, 2004 by and between Shanghai SIM-BCD Semiconductor Manufacturing Co., Ltd. and Shanghai SIMIC Electronics Co., Ltd.
10.10*	Summary English Translation of Loan Contract dated April 14, 2010 by and between Shanghai SIM-BCD Semiconductor Manufacturing Co., Ltd. and Agricultural Bank of China Shanghai Xuhui Subbranch
10.11*	Summary English Translation of Loan Contract dated April 14, 2010 by and between Shanghai SIM-BCD Semiconductor Manufacturing Co., Ltd. and Agricultural Bank of China Shanghai Xuhui Subbranch

Exhibit No.	Description
10.12*	Summary English Translation of Guarantee Agreement dated March 24, 2010 by and among Agricultural Bank of China Shanghai Xuhui Subbranch, Shanghai SIM-BCD Semiconductor Manufacturing Co., Ltd. and Shanghai SIMIC Electronics Co., Ltd.
10.13*	Employment offer letter with Jean-Claude Zhang
10.14*	Employment offer letter with Jonathan Wang
10.15*	Summary English Translation of Contract on the Construction of New Clean Rooms and Auxiliary Facilities dated September 21, 2010 by and among Nantong SiJian Construction Group Co., Ltd., the Eleventh Design & Research Institute of IT Co., Ltd. and BCD (Shanghai) Micro-Electronics Ltd.
10.16*	Summary English Translation of Contractors Agreement on the Construction of Clean Rooms and Auxiliary Facilities dated September 21, 2010 by and among Nantong SiJian Construction Group Co. Ltd., the Eleventh Design & Research Institute of IT Co., Ltd. and BCD (Shanghai) Micro-Electronics Ltd.
10.17*	Equipment Purchase Agreement dated October 15, 2009 by and between Techlink Equipment and Technology and Shanghai SIM-BCD Semiconductor Manufacturing Co., Ltd.
10.18*	Service Contract dated November 12, 2010 by and between Techlink Semiconductor Equipment and Technology and BCD (Shanghai) Micro-Electronics Ltd.
10.19*	Summary English Translation of General Agreement on Forward Purchase and Sale of Foreign Exchange dated January 8, 2010 by and between the Agricultural Bank of China Shanghai Xuhui Subbranch and Shanghai SIM-BCD Semiconductor Manufacturing Co., Ltd.
21.1*	Subsidiaries of the Registrant
23.1*	Consent of Deloitte & Touche
23.2	Consent of Maples and Calder (included in Exhibits 5.1 and 8.2)
23.3*	Consent of Wilson Sonsini Goodrich & Rosati Professional Corporation (included in Exhibit 8.1)
23.4	Consent of Commerce & Finance Law Offices (included in Exhibits 8.3 and 99.1)
24.1*	Powers of Attorney (included on signature page)
99.1	Opinion of Commerce & Finance Law Offices, PRC counsel to the Registrant
99.2*	Summary English Translation of Share Transfer Agreement dated April 6, 2010 by and between BCD (Shanghai) Semiconductor Manufacturing Limited and Shanghai SIM-BCD Semiconductor Manufacturing Co., Ltd.
99.3*	Summary English Translation of Merger Agreement dated December 2006 by and among Shanghai SIM-BCD Semiconductor Manufacturing Co., Ltd., Advanced Analog Circuits (Shanghai) Corporation and MEMS Manufacturing (Shanghai) Co. Ltd.
99.4*	Certificate of Registration By Way of Continuation dated April 8, 2004

*	Previously filed

(b)	Financial Statement Schedules

All schedules have been omitted because the information required to be presented in them is not applicable or is shown in the consolidated financial statements or related notes.

Item 9. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1. For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4. For the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on this 27th day of January, 2011.

BCD SEMICONDUCTOR MANUFACTURING LIMITED

By:	/S/ CHIEH CHANG
Chieh Chang
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ CHIEH CHANG Chieh Chang	President, Chief Executive Officer and Director (Principal Executive Officer)	January 27, 2011

/S/ JEAN-CLAUDE ZHANG Jean-Claude Zhang	Chief Financial Officer (Principal Financial Officer)	January 27, 2011

* Herbert Chang	Director	January 27, 2011

* Wenqi Gu	Director	January 27, 2011

* Kheng Nam Lee	Director	January 27, 2011

* Joseph Liu	Director	January 27, 2011

* Michael Pfeiffer	Director	January 27, 2011

*By:	/S/ CHIEH CHANG
Chieh Chang

Pursuant to powers of attorney previously filed with the Securities and Exchange Commission.

Signature of Authorized Representative of the Registrant

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of BCD Semiconductor Manufacturing Limited, has signed this registration or amendment thereto in Shanghai, China, on this 27th day of January, 2011.

BCD SEMICONDUCTOR CORPORATION

By:	/S/ CHIEH CHANG
Name: Chieh Chang
Title: President and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1*	Pre-IPO Memorandum and Articles of Association of the Registrant, as amended on November 29, 2007, January 29, 2008, February 4, 2009 and September 18, 2009
3.2*	Amendment to the Pre-IPO Articles of Association of the Registrant
3.3*	Form of Post-IPO Amended and Restated Memorandum and Articles of Association of the Registrant
4.1*	Registrant’s Form of American Depositary Receipt (included in Exhibit 4.3)
4.2*	Registrant’s Form of Certificate for Ordinary Shares
4.3*	Form of Deposit Agreement among the Registrant, the depositary and holder of the American Depositary Receipts
4.4*	Second Amended and Restated Investors’ Rights Agreement dated as of September 21, 2009 among the Registrant and the other parties thereto
4.5*	Form of Amended and Restated Warrant to Purchase Shares
4.6*	Form of Warrant to Purchase Ordinary Shares
5.1	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding the validity of the ordinary shares being registered
8.1*	Opinion of Wilson Sonsini Goodrich & Rosati Professional Corporation, U.S. counsel to the Registrant, regarding certain U.S. tax matters
8.2	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding certain Cayman Islands tax matters
8.3	Opinion of Commerce & Finance Law Offices, PRC counsel to the Registrant, regarding certain PRC tax maters
10.1*	Fifth Amended and Restated 2002 Share Plan and forms of agreement thereunder
10.2*	2010 Equity Incentive Plan and forms of agreement thereunder
10.3*	Form of Indemnification Agreement with the Registrant’s officers and directors
10.4*	State-owned Land Use Right Grant Contract with Shanghai Minhang District Real Estate Administration Bureau, and Land Requisition Agreement with Shanghai Minhang District Real Estate Administration Bureau and Shanghai Minhang District Zhuanqiao Town People’s Government, each dated February 15, 2006
10.5*	Summary English Translation of Investment Agreement dated August 2, 2010 by and among Shanghai ZiZhu Science-based Park Development Co., Ltd., BCD (Shanghai) Semiconductor Manufacturing Limited and BCD (Shanghai) Micro-Electronics Ltd.
10.6*

Summary English Translation of Maximum Credit Line Agreement dated August 2, 2010 by and between Shanghai SIM-BCD Semiconductor Manufacturing Co., Ltd. and Bank of Nanjing Shanghai Branch and Notary Certificate for Enforceable Documents Evidencing Credit issued by Shanghai Oriental Notary Public Office dated August 4, 2010

10.7*	Summary English Translation of Maximum Amount Mortgage Agreement dated August 2, 2010 by and between BCD (Shanghai) Micro-Electronics Ltd. and Bank of Nanjing Shanghai Branch and Notary Certificate for Enforceable Documents Evidencing Credit issued by Shanghai Oriental Notary Public Office dated August 4, 2010
10.8*	Summary English Translation of Factory Lease Agreement dated September 30, 2000 by and between Shanghai SIM-BCD Semiconductor Manufacturing Co., Ltd. and Shanghai SIMIC Electronics Co., Ltd.
10.9*	Summary English Translation of Factory Lease Agreement dated January 8, 2004 by and between Shanghai SIM-BCD Semiconductor Manufacturing Co., Ltd. and Shanghai SIMIC Electronics Co., Ltd.
10.10*	Summary English Translation of Loan Contract dated April 14, 2010 by and between Shanghai SIM-BCD Semiconductor Manufacturing Co., Ltd. and Agricultural Bank of China Shanghai Xuhui Subbranch
10.11*	Summary English Translation of Loan Contract dated April 14, 2010 by and between Shanghai SIM-BCD Semiconductor Manufacturing Co., Ltd. and Agricultural Bank of China Shanghai Xuhui Subbranch
10.12*	Summary English Translation of Guarantee Agreement dated March 24, 2010 by and among Agricultural Bank of China Shanghai Xuhui Subbranch, Shanghai SIM-BCD Semiconductor Manufacturing Co., Ltd. and Shanghai SIMIC Electronics Co., Ltd.

Exhibit No.		Description
10.13	*	Employment offer letter with Jean-Claude Zhang
10.14	*	Employment offer letter with Jonathan Wang
10.15	*	Summary English Translation of Contract on the Construction of New Clean Rooms and Auxiliary Facilities dated September 21, 2010 by and among Nantong SiJian Construction Group Co., Ltd., the Eleventh Design & Research Institute of IT Co., Ltd. and BCD (Shanghai) Micro-Electronics Ltd.
10.16	*	Summary English Translation of Contractors Agreement on the Construction of Clean Rooms and Auxiliary Facilities dated September 21, 2010 by and among Nantong SiJian Construction Group Co. Ltd., the Eleventh Design & Research Institute of IT Co., Ltd. and BCD (Shanghai) Micro-Electronics Ltd.
10.17	*	Equipment Purchase Agreement dated October 15, 2009 by and between Techlink Equipment and Technology and Shanghai SIM-BCD Semiconductor Manufacturing Co., Ltd.
10.18	*	Service Contract dated November 12, 2010 by and between Techlink Semiconductor Equipment and Technology and BCD (Shanghai) Micro-Electronics Ltd.
10.19	*	Summary English Translation of General Agreement on Forward Purchase and Sale of Foreign Exchange dated January 8, 2010 by and between the Agricultural Bank of China Shanghai Xuhui Subbranch and Shanghai SIM-BCD Semiconductor Manufacturing Co., Ltd.
21.1	*	Subsidiaries of the Registrant
23.1	*	Consent of Deloitte & Touche
23.2		Consent of Maples and Calder (included in Exhibits 5.1 and 8.2)
23.3	*	Consent of Wilson Sonsini Goodrich & Rosati Professional Corporation (included in Exhibit 8.1)
23.4		Consent of Commerce & Finance Law Offices (included in Exhibits 8.3 and 99.1)
24.1	*	Powers of Attorney (included on signature page)
99.1		Opinion of Commerce & Finance Law Offices, PRC counsel to the Registrant
99.2	*	Summary English Translation of Share Transfer Agreement dated April 6, 2010 by and between BCD (Shanghai) Semiconductor Manufacturing Limited and Shanghai SIM-BCD Semiconductor Manufacturing Co., Ltd.
99.3	*	Summary English Translation of Merger Agreement dated December 2006 by and among Shanghai SIM-BCD Semiconductor Manufacturing Co., Ltd., Advanced Analog Circuits (Shanghai) Corporation and MEMS Manufacturing (Shanghai) Co. Ltd.
99.4	*	Certificate of Registration By Way of Continuation dated April 8, 2004

*	Previously filed